Exhibit 10.5

Execution Copy

PLEDGE AND SECURITY AGREEMENT

Term Loan Collateral

dated as of May 15, 2006

between

EACH OF THE GRANTORS PARTY HERETO

and

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Collateral Agent

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PAGE
7.5 Investment Related Property	42
7.6 Intellectual Property	43
7.7 Cash Proceeds	45

SECTION 8. COLLATERAL AGENT	45

SECTION 9. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS	46

SECTION 10. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM	47

SECTION 11. MISCELLANEOUS	47

EXHIBIT A—PLEDGE SUPPLEMENT

EXHIBIT B—UNCERTIFICATED SECURITIES CONTROL AGREEMENT

EXHIBIT C—SECURITIES ACCOUNT CONTROL AGREEMENT

EXHIBIT D—DEPOSIT ACCOUNT CONTROL AGREEMENT

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This PLEDGE AND SECURITY AGREEMENT, dated as of May 15, 2006 (this “Agreement”), between EACH OF THE UNDERSIGNED, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a “Grantor”), and GOLDMAN SACHS CREDIT PARTNERS L.P., (“GSCP”) as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, including its successors and assigns from time to time, the “Collateral Agent”).

RECITALS:

WHEREAS, reference is made to that certain Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among J. CREW OPERATING CORP. (“Company”), J. CREW GROUP, INC. (“Holdings”), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, the Lenders party thereto from time to time, GSCP and Bear, Stearns & Co. Inc. (“Bear Stearns”), as Joint Lead Arrangers and Joint Bookrunners, Bear Stearns Corporate Lending Inc., as Syndication Agent, GSCP, (in such capacity as administrative agent, including its successors and assigns from time to time, the “Administrative Agent”) and as Collateral Agent and WACHOVIA BANK, NATIONAL ASSOCIATION (“Wachovia”), as Documentation Agent;

WHEREAS, subject to the terms and conditions of the Credit Agreement, certain Grantors may enter into one or more Hedge Agreements with one or more Lender Counterparties; and

WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders and Lender Counterparties as set forth in the Credit Agreement and the Hedge Agreements, respectively, each Grantor has agreed to secure such Grantor’s obligations under the Credit Documents and the Hedge Agreements as set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Collateral Agent agree as follows:

SECTION 1. DEFINITIONS; GRANT OF SECURITY.

1.1 General Definitions. In this Agreement, the following terms shall have the following meanings:

“Account Debtor” shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

“Accounts” shall mean all “accounts” as defined in Article 9 of the UCC and shall include, without limitation, Credit Card Receivables.

“Additional Grantors” shall have the meaning assigned in Section 5.3.

“Agreement” shall have the meaning set forth in the preamble.

“Assigned Agreements” with respect to any Grantor shall mean all agreements and contracts to which such Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof, including, without limitation, each Material Contract, as each such agreement may be amended, supplemented or otherwise modified from time to time.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Cash Proceeds” shall have the meaning assigned in Section 7.7.

“Chattel Paper” shall mean all “chattel paper” as defined in Article 9 of the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper”, as each term is defined in Article 9 of the UCC.

“Collateral” shall have the meaning assigned in Section 2.1, subject to Section 2.2.

“Collateral Account” shall mean any account established by the Collateral Agent.

“Collateral Agent” shall have the meaning set forth in the preamble.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commercial Tort Claims” shall mean all “commercial tort claims” as defined in Article 9 of the UCC, including, without limitation, all commercial tort claims listed on Schedule 11 annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time).

“Commodities Accounts” (i) shall mean all “commodity accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 5 annexed to the Collateral Questionnaire under the heading “Commodities Accounts” (as such schedule may be amended or supplemented from time to time).

“Company” shall have the meaning set forth in the recitals.

“Control Agreement” shall have the meaning set forth in Section 4.1(a)(vii).

“Controlled Deposit Account” shall mean each Deposit Account identified on Schedule 5 annexed to the Collateral Questionnaire under the heading “Controlled Deposit Accounts” (as such schedule may be amended or supplemented from time to time in accordance with this Agreement).

“Controlled Foreign Corporation” shall mean “controlled foreign corporation” as defined in the Tax Code.

“Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 10(B) annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time).

“Copyrights” shall mean all United States, and foreign copyrights (including Community designs), including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in Schedule 10(A) annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Credit Agreement” shall have the meaning set forth in the recitals.

“Credit Card Acknowledgment” shall mean an agreement by a Credit Card Issuer or Credit Card Processor who are parties to a Credit Card Agreement in favor of Collateral Agent’s security interest, subject to the Intercreditor Agreement, in the monies held on behalf of or due and to become due to a Grantor (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such amounts to a Controlled Deposit Account, as the same now exist or may hereafter be amended, modified, supplemented from time to time.

“Credit Card Agreements” means all agreements now or hereafter entered into by Company or any of its Subsidiaries (and, to the extent permitted by Section 6.1(g) of the Credit Agreement, Holdings) for the benefit of Company or any such Subsidiary, in each case with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, the agreements set forth on Schedule 4.28 to the Credit Agreement (as such schedule may be amended or supplemented from time to time).

“Credit Card Issuer” means any person (other than Holdings or any of its Subsidiaries) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit (including prepaid debit) cards or other bank credit or debit (including prepaid debit) cards issued through MasterCard International, Inc., VISA, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit (including prepaid debit) cards, including, without limitation, credit or debit (including prepaid debit) cards issued by or through American Express Travel Related Services Company, Inc., Novus Services, Inc. and the J. Crew Credit Card.

“Credit Card Processor” means any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the authorization or settlement with respect to any of Company’s or its Subsidiaries’ sales transactions involving credit card or debit (including prepaid debit) card purchases by customers using credit cards or debit (including prepaid debit) cards issued by any Credit Card Issuer.

“Credit Card Receivables” shall mean collectively, (a) all present and future rights of any Grantor to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from the sales of goods or rendition of services to customers who have purchased such goods or services using a credit card or debit (including prepaid debit) card and (b) all present and future rights of any Grantor to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit (including prepaid debit) card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise.

“Credit Documents” means any of this Agreement, the Credit Agreement, the Notes, if any, the Collateral Documents, the Intercreditor Agreement, the Joinder Agreement and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent or any Lender in connection herewith.

“Deposit Accounts” (i) shall mean all “deposit accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts in which Grantor customarily maintains in excess of $10,000 listed on Schedule 5 annexed to the Collateral Questionnaire under the heading “Deposit Accounts” (as such schedule may be amended or supplemented from time to time).

“Documents” shall mean all “documents” as defined in Article 9 of the UCC.

“Equipment” shall mean: (i) all “equipment” as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“GAAP” means, subject to the limitations on the application thereof set forth in the Credit Agreement, United States generally accepted accounting principles in effect as of the date of determination thereof.

“General Intangibles” (i) shall mean all “general intangibles” as defined in Article 9 of the UCC, including “payment intangibles” also as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

“Goods” (i) shall mean all “goods” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).

“Grantors” shall have the meaning set forth in the preamble.

“Indemnitee” shall mean the Collateral Agent, and its and its Affiliates’ officers, partners, directors, trustees, employees, agents and sub-agents.

“Instruments” shall mean all “instruments” as defined in Article 9 of the UCC.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of the date hereof, among each Grantor, the Collateral Agent, the Administrative Agent, the Revolving Collateral Agent and the Revolving Administrative Agent, as it may be amended, supplemented or otherwise modified from time to time.

“Inventory” shall mean (i) all “inventory” as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

“Investment Accounts” shall mean Securities Accounts, Commodities Accounts, Deposit Accounts and Controlled Deposit Accounts.

“Investment Related Property” shall mean: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

“Lender” shall have the meaning set forth in the recitals.

“Letter of Credit Right” shall mean “letter-of-credit right” as defined in Article 9 of the UCC.

“Lien” shall mean (i) any lien, mortgage, pledge, assignment (whether absolute, conditional or contingent), security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Pledged Equity Interests, any purchase option, call or similar right of a third party with respect to such Pledged Equity Interests; provided, that in no event shall an operating lease of personal property entered into in the ordinary course of business be deemed to constitute a Lien.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, properties, assets or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole; (ii) the ability of Holding and the other Credit Parties, taken as a whole, to perform their Obligations under this Agreement and any other Credit Document; (iii) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document.

“Material Contract” shall mean any contract or other arrangement to which any Grantor is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Money” shall mean “money” as defined in the UCC.

“Obligations” shall mean all obligations of every nature of each Grantor from time to time owed to the Secured Parties or any of them under any Credit Document, including obligations from time to time owed to the Agents (including former Agents), the Lenders or any of them and Lender Counterparties, under any Credit Document or Hedge Agreement whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise.

“Patent Licenses” shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 10(D) annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time).

“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Schedule 10(C) annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Person” shall mean and include natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governmental authorities.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2 of the Credit Agreement.

“Pledge Supplement” shall mean any supplement to this agreement in substantially the form of Exhibit A.

“Pledged Debt” shall mean all Indebtedness owed to such Grantor, including, without limitation, all Indebtedness described on Schedule 4 annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

“Pledged LLC Interests” shall mean all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 3 annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

“Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 3 annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

“Pledged Stock” shall mean all shares of capital stock owned by such Grantor, including, without limitation, all shares of capital stock described on Schedule 3 annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Pledged Trust Interests” shall mean all interests in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule 3 annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

“Proceeds” shall mean: all “proceeds” as defined in Article 9 of the UCC, and in any event, shall include, without limitation (i) payments or distributions made with respect to any Investment Related Property and (ii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

“Record” shall have the meaning specified in Article 9 of the UCC.

“Secured Obligations” shall have the meaning assigned in Section 3.1.

“Secured Parties” shall mean the Agents, Lenders and Lender Counterparties and shall include, without limitation, all former Agents, Lenders and Lender Counterparties to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents, Lenders or Lender Counterparties and such Obligations have not been paid or satisfied in full.

“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Accounts” (i) shall mean all “securities accounts” as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts in which Grantor customarily maintains in excess of $10,000 listed on Schedule 5 annexed to the Collateral Questionnaire under the heading “Securities Accounts” (as such schedule may be amended or supplemented from time to time).

“Store Accounts” shall mean Deposit Accounts that are used solely for receiving store receipts from a retail store location of a Grantor.

“Supporting Obligation” shall mean all “supporting obligations” as defined in Article 9 of the UCC.

“Tax Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

“Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 10(F) annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time).

“Trademarks” shall mean all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Schedule 10(E) annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 10(G) annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (ii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

“United States” shall mean the United States of America.

1.2 Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC. References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement and the Collateral Questionnaire, as applicable, unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2. GRANT OF SECURITY.

2.1 Grant of Security. Each Grantor hereby grants to the Collateral Agent a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”):

(a)	Accounts;

(b)	Chattel Paper;

(c)	Documents;

(d)	General Intangibles;

(e)	Goods;

(f)	Instruments;

(g)	Insurance;

(h)	Intellectual Property;

(i)	Investment Related Property;

(j)	Letter of Credit Rights;

(k)	Money;

(l)	Receivables and Receivable Records;

(m)	Commercial Tort Claims;

(n)	to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(o)	to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 hereof attach to (a) any lease, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided however that the Collateral shall include and such security interest shall attach immediately at such time as the grant of a security interest would no longer cause such abandonment, invalidation or unenforceability and to the extent severable, shall attach immediately to any portion of such Lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above; or (b) in any of the outstanding capital stock of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the Tax Code to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled

Foreign Corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation.

2.3 Intercreditor Agreement. The Collateral Agent acknowledges that its rights pursuant the Collateral pursuant to Section 2.1 shall be subject to certain other rights, priorities and interests as set forth in the Intercreditor Agreement. To the extent of any conflict or inconsistency between this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall govern.

2.4 Collateral Questionnaire. The Collateral Agent, each Secured Party and each Grantor agree that the Collateral Questionnaire and all descriptions of Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1 Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations with respect to every Grantor (the “Secured Obligations”).

3.2 Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4. REPRESENTATIONS AND WARRANTIES AND COVENANTS.

4.1 Generally.

(a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and the Incremental Term Loan Closing Date, that:

(i) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person (other than Permitted Liens);

(ii) it has indicated on Schedule 1(a) annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time): (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, (y) its organizational identification number and (z) the jurisdiction where the chief executive office or its sole place of business is (or the principal residence if such Grantor is a natural person), and for the one-year period preceding the date hereof has been, located.

(iii) the full legal name of such Grantor is as set forth on Schedule 1(a) annexed to the Collateral Questionnaire and it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 1(b) annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time);

(iv) except as provided on Schedule 1(c) annexed to the Collateral Questionnaire, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;

(v) it has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule 1(d) annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time);

(vi) with respect to each agreement identified on Schedule l(d) annexed to the Collateral Questionnaire, it has indicated on Schedule 1(a) annexed to the Collateral Questionnaire and Schedule 1(b) annexed to the Collateral Questionnaire the information required pursuant to Section 4.1(a)(ii), (iii) and (iv) with respect to the debtor under each such agreement;

(vii)(t) upon the filing of all UCC financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule l(e) annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time) and other filings delivered by each Grantor, (u) upon delivery of all Instruments, Chattel Paper and certificated Pledged Equity Interests and Pledged Debt to the Collateral Agent, (v) upon sufficient identification of Commercial Tort Claims, (w) upon execution of a control agreement establishing the Collateral Agent’s “control” (within the meaning of Section 8-106, 9-106 or 9-104 of the UCC, as applicable) with respect to any Securities Account, Commodities Account or Controlled Deposit Account (each, a “Control Agreement” and, collectively, the “Control Agreements”) (x) upon consent of the issuer with respect to Letter of Credit Rights and (y) to the extent not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in Patents, Trademarks and Copyrights in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to the Collateral Agent hereunder constitute valid and perfected first priority Liens under any law applicable in the United States, (subject in the case of priority only to the Intercreditor Agreement, Permitted Liens and to the rights of the United States government (including any agency or department thereof) with respect to United States government Receivables) on all of the Collateral (other than Deposit Accounts not constituting Controlled Deposit Accounts and property with respect to which a statute provides for the security interest in question to be indicated on the certificate as a condition or result of the security interests obtaining priority over the rights of a lien creditor with respect to such collateral);

(viii) all actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained;

(ix) other than the financing statements filed in favor of the Collateral Agent, no effective UCC financing statement, fixture filing or intellectual property security agreement under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to the Collateral Agent for filing and (y) financing statements filed in connection with Permitted Liens;

(x) no authorization, approval or other action by, and no notice to or filing with, any United States Governmental Authority or United States regulatory body is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (vii) above and (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities;

(xi) all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects;

(xii) none of the Collateral constitutes, or is the Proceeds of, “farm products” (as defined in the UCC);

(xiii) it does not own any “as extracted collateral” (as defined in the UCC) or any timber to be cut;

(xiv) Except as described on Schedule 1(d) annexed to the Collateral Questionnaire, such Grantor has not become bound as a debtor, either by contract or by operation of law, by a security agreement previously entered into by another Person; which has not heretofore been terminated and

(xv) Such Grantor has been duly organized as an entity of the type as set forth opposite such Grantor’s name on Schedule 1(a) annexed to the Collateral Questionnaire solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 1(a) annexed to the Collateral Questionnaire and remains duly existing as such. Such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;

(ii) it shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance, except to the extent that any such violation could not either individually or in the aggregate reasonably be expected to have a Material Adverse Effect, or any policy of insurance covering the Collateral;

(iii) it shall not change such Grantor’s name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise) sole place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the

Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto (which for the avoidance of doubt shall also include supplements to Schedules to the Collateral Questionnaire), at least thirty (30) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby;

(iv) [Reserved];

(v) it shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided, such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment;

(vi) upon such Grantor or any officer of such Grantor obtaining knowledge thereof, it shall promptly notify the Collateral Agent in writing of any event that may materially adversely effect the value of any material portion of the Collateral, the ability of any Grantor or the Collateral Agent to dispose of any material portion of the Collateral, or the rights and remedies of the Collateral Agent in relation thereto, including, without limitation, the levy of any legal process against any material portion of the Collateral;

(vii) it shall not take or permit any action which could materially impair the Collateral Agent’s rights in the Collateral except as otherwise permitted under the Credit Agreement; and

(viii) it shall not sell, transfer or assign (by operation of law or otherwise) any Collateral except as otherwise in accordance with the Credit Agreement.

4.2 Equipment and Inventory.

(a) Representations and Warranties. Each Grantor represents and warrants, on the Closing Date and the Incremental Term Loan Closing Date, that:

(i) all of the Equipment and Inventory valued in excess of $10,000 or more in the aggregate included in the Collateral is kept for the past four (4) years only at the locations specified in Schedule 2 annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time);

(ii) any Goods now or hereafter produced by any Grantor included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended; and

(iii) no Inventory or Equipment valued in excess of $100,000 or more in the aggregate is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or a warehouseman, except for companies providing transportation of merchandise in the ordinary course of such Grantor’s business.

(b) Covenants and Agreements. Each Grantor covenants and agrees that:

(i) it shall keep the Equipment, Inventory and any Documents evidencing any Equipment and Inventory in the locations specified on Schedule 2 annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time) unless it shall have (a) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, at least thirty (30) days prior to any change in locations, identifying such new locations and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby, or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory; provided, that notwithstanding anything to the contrary contained herein, (A) Grantors may remove Inventory from the locations specified on Schedule 2 annexed to the Collateral Questionnaire (x) for sales of Inventory in the ordinary course of business, (y) to move Inventory directly from one location specified on Schedule 2 annexed to the Collateral Questionnaire to another location specified on Schedule 2 annexed to the Collateral Questionnaire in the ordinary course of business and (z) to ship Inventory from the manufacturers thereof to a Grantor which Inventory is in transit to a location specified on Schedule 2 annexed to the Collateral Questionnaire and (B) Grantors may remove Equipment from the locations specified on Schedule 2 annexed to the Collateral Questionnaire (x) to the extent necessary to have any Equipment repaired or maintained in the ordinary course of business, (y) to move Equipment directly from one location specified on Schedule 2 annexed to the Collateral Questionnaire to another location specified on Schedule 2 annexed to the Collateral Questionnaire in the ordinary course of business and (z) with respect to the movement of motor vehicles used by or for the benefit of any Grantor in the ordinary course of business.

(ii) it shall keep correct and accurate records of the Inventory, itemizing and describing the kind, type and quantity of Inventory, such Grantor’s cost therefor and (where applicable) the current list prices for the Inventory, in each case, in reasonable detail as is customarily maintained by such Grantor;

(iii) it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or the Collateral Agent;

(iv) if any Equipment or Inventory valued in excess of $100,000 or more in the aggregate is in possession or control of any third party, each Grantor shall join with the Collateral Agent in notifying the third party of the Collateral Agent’s security interest and obtaining an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Collateral Agent; and

(v) with respect to any item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the reasonable request of the Collateral Agent, (A) provide information with respect to any such Equipment in excess of $50,000 individually or $1,000,000 in the aggregate, (B) execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and (C) deliver to the Collateral Agent copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby.

4.3 Receivables.

(a) Representations and Warranties. Each Grantor represents and warrants, on the Closing Date and the Incremental Term Loan Closing Date, that:

(i) each Receivable in excess, individually, of $50,000 (a) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (b) is and will be enforceable in accordance with its terms, (c) is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (d) is and will be in compliance with all applicable laws, whether federal, state, local or foreign;

(ii) [reserved]; and

(iii) no Receivable is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, the Collateral Agent to the extent required by, and in accordance with Section 4.3(c).

(b) Covenants and Agreements: Each Grantor hereby covenants and agrees that:

(i) it shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables, including, but not limited to, all originals (or copies thereof) of documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith;

(ii) at the reasonable request of Collateral Agent, it shall mark conspicuously, in form and manner reasonably satisfactory to the Collateral Agent, all Chattel Paper and Instruments (other than any delivered to the Collateral Agent as provided herein) with the following legend referring to chattel paper or instruments as applicable: “This [chattel paper] [instrument] is subject to the security interest of Goldman Sachs Credit Partners L.P. and any sale, transfer, assignment or encumbrance of this [chattel paper] [instrument] violates the rights of such secured party.”;

(iii) it shall perform in all material respects all of its obligations with respect to the Receivables;

(iv) it shall notify Collateral Agent promptly of the assertion of (i) any claims, offsets, defenses or counterclaims by any Account Debtor, Credit Card Issuer or Credit Card Processor or any disputes with any of such persons or any settlement, adjustment or compromise thereof, to the extent any of the foregoing exceeds $75,000 in any one case or $200,000 in the aggregate and (ii) all material adverse information relating to the financial condition of any Account Debtor, Credit Card Issuer or Credit Card Processor. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor, Credit Card Issuer or Credit Card Processor except in the ordinary course of a Grantor’s business in accordance with the current practices of such Grantor as in effect on the date hereof. At any time that a Default or an Event of Default exists or has occurred and is continuing, no Grantor shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor, Credit Card Issuer, Credit Card Processor, other than with the consent, at its option (and subject to its rights under the Intercreditor Agreement), of the Collateral Agent.

(v) except as otherwise provided in this subsection, each Grantor shall continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable, any Supporting

Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or the Collateral Agent may deem necessary or advisable. Notwithstanding the foregoing, pursuant to the Credit Card Acknowledgments delivered pursuant to Section 4.3(b)(ix), the Collateral Agent shall have the right at any time following the occurrence and during the continuation of an Event of Default, to: (1) direct the Credit Card Issuer or Credit Card Processor to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent, subject to the Intercreditor Agreement; and (2) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Agent notifies any Grantor that it has elected to collect such Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in the Collateral Account maintained under the control of the Collateral Agent or as otherwise directed by the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of such Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon; and

(vi) [reserved]

(vii) it shall (a) observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein, (b) at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that, any Grantor may terminate or cancel any of the Credit Card Agreements in the ordinary course of business of such Grantor; provided, that such Grantor give Collateral Agent not less than fifteen (15) days prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements, (c) not enter into any new Credit Card Agreements with any new Credit Card Issuers unless (x) Collateral Agent shall have received not less than thirty (30) days prior written notice of the intention of such Grantor to enter into such agreement (together with such other information with respect thereto as Collateral Agent may request) and (y) such Grantor delivers or causes to be delivered to Collateral Agent, a Credit Card Acknowledgment in favor of Collateral Agent, (d) give Collateral Agent immediate written notice of any Credit Card Agreement entered into by such Grantor after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Collateral Agent may request, and (e) furnish to Collateral Agent, promptly upon the request of Collateral Agent, such information and evidence as Agent may require from time to time concerning the observance, performance and compliance by such Grantor or other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.

(viii) it shall notify Collateral Agent promptly of: (i) any notice of a material default by such Grantor under any of the Credit Card Agreements or of any default which has a reasonable likelihood of resulting in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to such Grantor, (ii) any notice from any Credit Card Issuer or Credit Card Processor that such person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to such Grantor from such person, or that such person is terminating or will terminate any of the Credit Card Agreements, and (iii) the failure of such Grantor to comply with any material terms of the Credit Card Agreements or any terms thereof which has a reasonable likelihood of resulting in the Credit Card Issuer or Credit Card Processor ceasing or suspending payments to such Grantor.

(ix) it shall use its best efforts to deliver or cause to be delivered to Collateral Agent, in form and substance satisfactory to Collateral Agent, a Credit Card Acknowledgment with respect to any Credit Card Agreement.

(c) Delivery and Control of Receivables. Except as Collateral Agent may otherwise agree, with respect to any Receivables in excess of $100,000 individually or $500,000 in the aggregate that is evidenced by, or constitutes, Chattel Paper or Instruments, each Grantor shall cause each originally executed copy thereof to be delivered to the Collateral Agent (or its agent or designee) appropriately indorsed to the Collateral Agent or indorsed in blank: (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. With respect to any Receivables in excess of $100,000 individually or $500,000 in the aggregate which would constitute “electronic chattel paper” under Article 9 of the UCC, each Grantor shall take all steps necessary to give the Collateral Agent control over such Receivables (within the meaning of Section 9-105 of the UCC): (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. Any Receivable not otherwise required to be delivered or subjected to the control of the Collateral Agent in accordance with this subsection (c) shall be delivered or subjected to such control upon request of the Collateral Agent.

4.4 Investment Related Property.

4.4.1 Investment Related Property Generally

(a) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i) in the event it acquires rights in any Investment Related Property, other than Investment Related Property of a Person that is not a Subsidiary or Affiliate constituting Collateral credited to a Securities Account (provided, however, that in the case of Investment Related Property that is Pledged Debt, only in the event it acquires rights in such Pledged Debt in excess of $100,000 individually, or $500,000 in the aggregate) after the date hereof, it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Investment Related Property and all other Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Investment Related Property immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 4, 5, or 6 annexed to the Collateral Questionnaire, as applicable, as required hereby;

(ii) except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes each Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all scheduled payments of interest;

(iii) each Grantor consents to the grant by each other Grantor of a Security Interest in all Investment Related Property to the Collateral Agent.

(b) Delivery and Control.

(i) Each Grantor agrees that with respect to any Investment Related Property in which it currently has rights (provided, however, that (A) in the case of Investment Related Property that is Pledged Debt, only in the event it acquires rights in such Pledged Debt in excess of $100,000 individually, or $500,000 in the aggregate and (B) in the case of Investment Related Property that is Pledged Equity in J. Crew Japan, Inc., only in the event that J. Crew Japan, Inc. ceases to meet the definition of an “Inactive Subsidiary” under the Credit Agreement) it shall comply with the provisions of this Section 4.4.1(b) on or before the Closing Date and with respect to any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section 4.4.1(b) immediately upon acquiring rights therein, in each case in form and substance satisfactory to the Collateral Agent. Subject to the foregoing sentence, with respect to any Investment Related Property that is represented by a certificate or that is an “instrument” (other than any Investment Related Property constituting Collateral credited to a Securities Account or any “instrument” evidencing a face amount of less than $100,000 or an aggregate of all such “instruments” evidencing a face amount of less than $500,000) it shall cause such certificate or instrument to be delivered to the Collateral Agent, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC. Subject to the first sentence of this Section 4.4.1(b)(i), with respect to any Investment Related Property that is an “uncertificated security” for purposes of the UCC (other than any “uncertificated securities” credited to a Securities Account), it shall cause the issuer of such uncertificated security to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement substantially in the form of Exhibit B hereto, pursuant to which such issuer agrees to comply with the Collateral Agent’s instructions with respect to such uncertificated security without further consent by such Grantor.

(c) Voting and Distributions.

(i) So long as no Event of Default shall have occurred and be continuing:

(1)

except as otherwise provided under the covenants and agreements relating to investment related property in this Agreement or elsewhere herein or in the Credit Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if the Collateral Agent shall have notified such Grantor that, in the Collateral Agent’s reasonable judgment, such action would materially adversely effect the value of the Investment Related Property or any part thereof; and provided further, such Grantor shall give the Collateral Agent at least five (5) Business Days prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor’s consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor’s consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement, shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 4.4(c)(i)(l), and no notice of any such voting or consent need be given to the Collateral Agent; and

(2)	the Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (1) above;

(3)	Upon the occurrence and during the continuation of an Event of Default:

(A)	all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(B)	in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (2) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 6.1.

4.4.2 Pledged Equity Interests

(a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on the Incremental Term Loan Closing Date, that:

(i) Schedule 3 annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time) sets forth all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

(ii) except as set forth on Schedule 6 annexed to the Collateral Questionnaire, it has not acquired any equity interests of another entity or substantially all the assets of another entity within the past five (5) years;

(iii) it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

(iv) without limiting the generality of Section 4.1(a)(v), no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof;

(v) none of the Pledged LLC Interests nor Pledged Partnership Interests held or owned by any Grantor in any Affiliates or Subsidiaries thereof are or represent interests in issuers that: (a) are registered as investment companies or (b) are dealt in or traded on securities exchanges or markets; and

(vi) except as otherwise set forth on Schedule 7 annexed to the Collateral Questionnaire, all of the Pledged LLC Interests and Pledged Partnership Interests are or represent interests in issuers that have opted to be treated as securities under the uniform commercial code of any jurisdiction.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i) without the prior written consent of the Collateral Agent, it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of the Collateral Agent’s security interest, (b) permit any issuer of any Pledged Equity Interest that is an Affiliate or Subsidiary of a Grantor to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, (c) other than as permitted under the Credit Agreement, permit any issuer of any Pledged Equity Interest that is an Affiliate or Subsidiary of a Grantor to dispose of all or a material portion of their assets, (d) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest that is an Affiliate or Subsidiary of a Grantor or the terms of any Pledged Debt, or (e) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests that is an Affiliate or Subsidiary of a Grantor which interests are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (e), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent’s “control” thereof;

(ii) it shall comply with all of its material obligations under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall enforce all of its rights with respect to any Investment Related Property if the non-exercise of such rights would adversely affect or could reasonably be expected to adversely affect such Investment Related Property;

(iii) without the prior written consent of the Collateral Agent, it shall not permit any issuer of any Pledged Equity Interest that is an Affiliate or Subsidiary of a Grantor to merge or consolidate unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, and (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor; provided that if the surviving or resulting Grantors upon any such merger or consolidation involving an issuer which is a Controlled Foreign Corporation, then such Grantor shall only be required to pledge equity interests in accordance with Section 2.2; and

(iv) each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.4.3 Pledged Debt

(a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and the Incremental Term Loan Closing Date, that:

(i) Schedule 4 annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Debt” all of the Pledged Debt in excess of $100,000 individually or $500,000 in the aggregate owned by any Grantor and all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default and constitutes all of the issued and outstanding inter-company Indebtedness;

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i) it shall notify the Collateral Agent of any default under any Pledged Debt that has caused, either in any individual case or in the aggregate, a Material Adverse Effect.

4.4.4 Investment Accounts

(a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on the Incremental Term Loan Closing Date, that:

(i) Schedule 5 annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Securities Accounts” and “Commodities Accounts,” respectively, all of the Securities Accounts and Commodities Accounts in which each Grantor has an interest. Each Grantor is the sole entitlement holder of each such Securities Account and Commodity Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto and the Revolving Collateral Agent subject to the Intercreditor Agreement) having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or securities or other property credited thereto;

(ii) Schedule 5 annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Deposit Accounts” all of the Deposit Accounts in which each Grantor has an interest. Each Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto and the Revolving Collateral Agent subject to the Intercreditor Agreement) having “control” (within the meanings of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein; and

(iii) Each Grantor has taken all actions necessary or reasonably desirable, including those specified in Section 4.4.4(c), to: (a) establish Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Related Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodities Accounts (each as defined in the UCC); (b) establish the Collateral Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Controlled Deposit Accounts; and (c) deliver all Instruments to the Collateral Agent with a principal amount in excess of $100,000 individually, or $500,000 in the aggregate.

(b) Covenant and Agreement. Each Grantor hereby covenants and agrees with the Collateral Agent and each other Secured Party that it shall not close or terminate any Securities Account, Commodities Account, Controlled Deposit Account without the prior consent of the Collateral Agent and unless a successor or replacement account has been established with the consent of the Collateral Agent with respect to which successor or replacement account a control agreement has been entered into by the appropriate Grantor, Collateral Agent and securities intermediary or depository institution at which such successor or replacement account is to be maintained in accordance with the provisions of Section 4.4.4(c).

(c ) Delivery and Control

(i) With respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements, it shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement substantially in the form of Exhibit C hereto pursuant to which it shall agree, subject to the Intercreditor Agreement, to comply with the Collateral Agent’s “entitlement orders” without further consent by such Grantor. With respect to any Deposit Account which is not a Store Account, it shall cause the depositary institution maintaining such account to enter into an agreement substantially in the form of Exhibit D hereto, pursuant to which, subject to the Intercreditor Agreement, the Collateral Agent shall have “control” (within the meaning of Section 9-104 of the UCC) over such Deposit Account. Each Grantor shall have entered into such control agreement or agreements with respect to: (i) any Securities Accounts, Securities Entitlements or Controlled Deposit Accounts that exist on the Closing Date, as of or prior to the Closing Date and (ii) any Securities Accounts, Securities Entitlements or Deposit Accounts not constituting Store Accounts that are created or acquired after the Closing Date, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts or Controlled Deposit Accounts.

(ii) In addition to the foregoing, if any issuer of any Investment Related Property is located in a jurisdiction outside of the United States, each Grantor shall take such additional actions at the request of Collateral Agent, including, without limitation, using commercially reasonable efforts to cause the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer’s jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent. Upon the occurrence of an Event of Default, the Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent. In addition, the Collateral Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

(d) Collection of Store Accounts. Each Grantor shall deposit all proceeds from sales of Inventory in every form, including, without limitation, cash, checks, credit card sales, all amounts payable to each Grantor from Credit Card Issuers and Credit Card Processors, other forms of daily store receipts and all other proceeds of Collateral of such Grantor on each Business Day into the Store Account of such Grantor which shall be used solely for such purpose. All such funds deposited into the Store Accounts, except nominal amounts which are required to be maintained in a Store Account, which nominal amount shall not exceed $5,000 as to any individual Store Account at any time, shall be sent by wire transfer or other electronic funds transfer to the Controlled Deposit Accounts no less frequently than weekly or more frequently upon Collateral Agent’s request, subject to the Intercreditor Agreement, any time that an Event of Default exists or has occurred or is continuing.

4.5 Material Contracts.

(a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and the Incremental Term Loan Closing Date, that:

(i) [reserved];

(ii) the Material Contracts, true and complete copies (including any amendments or supplements thereof) of which have been furnished to the Collateral Agent are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their respective terms. To each Grantor’s best knowledge, there exists no default under any Material Contract by any party thereto and neither such Grantor, nor to its best knowledge, any other Person party thereto is likely to become in default thereunder and no Person party thereto has any defenses, counterclaims or right of set-off with respect to any Material Contract; and

(iii) [reserved]

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i) in addition to any rights under the Section of this Agreement relating to Receivables, the Collateral Agent may at any time notify, or require any Grantor to so notify, the counterparty on any Material Contract of the security interest of the Collateral Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the counterparty to make all payments under the Material Contracts directly to the Collateral Agent;

(ii) [reserved];

(iii) [reserved];

(iv) it shall perform in all material respects all of its obligations with respect to the Material Contracts;

(v) it shall promptly and diligently exercise each material right (except the right of termination) it may have under any Material Contract, any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or the Collateral Agent may deem necessary or advisable;

(vi) it shall use its reasonable best efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Material Contract; and

(vii) [reserved].

4.6 Letter of Credit Rights.

(a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and the Incremental Term Loan Closing Date, that:

(i) all letters of credit with a principal face amount of each such letter of credit in excess of $1,000,000 to which such Grantor has rights is listed on Schedule 9 annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time) hereto; and

(ii) it has obtained the consent of each issuer of any letter of credit with a principal face amount of each such letter of credit in excess of $1,000,000 to the assignment of the proceeds of the letter of credit to the Collateral Agent.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any letter of credit with a principal face amount of each such letter of credit in excess of $1,000,000 and which is not a Supporting Obligation hereafter arising it shall obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the Collateral Agent and shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto.

4.7 Intellectual Property.

(a) Representations and Warranties. Except as disclosed in Schedule 10 (H) annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time), each Grantor hereby represents and warrants, on the Closing Date, that:

(i) Schedule 10 annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor and (ii) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses material to the business of such Grantor;

(ii) it is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed on Schedule 10 annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time), and owns or has the valid right to use all other Intellectual Property material to the business of the Grantors taken as a whole or used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and the licenses set forth on Schedule 10 (B), (D), (F) and (G) each annexed to the Collateral Questionnaire (as each may be amended or supplemented from time to time);

(iii) all Intellectual Property is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks in full force and effect other that would not reasonably be expected to have a Material Adverse Effect;

(iv) all Intellectual Property material to the business of the Grantors taken as a whole is valid and enforceable; no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, such Grantor’s right to register, or such Grantor’s rights to own or use, such Intellectual Property and no such action or proceeding is pending or, to the best of such Grantor’s knowledge, threatened;

(v) all registrations and applications for Copyrights, Patents and Trademarks are standing in the name of each Grantor, and none of the Trademarks, Patents, Copyrights or Trade Secrets has been licensed by any Grantor to any Affiliate or third party, except, in accordance with such Grantor’s customary business practices or, in the case of exclusive licenses to other parties, as disclosed in Schedule 10 (B), (D), (F) and (G) each annexed to the Collateral Questionnaire (as each may be amended or supplemented from time to time);

(vi) each Grantor has been making commercially reasonable efforts to use appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights material to the business of such Grantor;

(vii) [reserved];

(viii) the conduct of such Grantor’s business does not infringe upon or otherwise violate any trademark, patent, copyright, trade secret or other intellectual property right owned or controlled by a third party other than would not reasonably be expected to have a Material Adverse Effect; no claim has been made that the use of any Intellectual Property owned or used by Grantor (or any of its respective licensees) violates the asserted rights of any third party;

(ix) to the best of each Grantor’s knowledge, no third party is infringing upon or otherwise violating any rights in any Intellectual Property owned or used by such Grantor, or any of its respective licensees;

(x) no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by Grantor or to which Grantor is bound that adversely affect Grantor’s rights to own or use any material Intellectual Property; and

(xi) each Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or agreement of any Intellectual Property that has not been terminated or released. There is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Intellectual Property, other than in favor of the Collateral Agent.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

(i) it shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

(ii) except according to such Grantor’s customary business practices it shall not, with respect to any Trademarks which are material to the business of any Grantor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall take all steps reasonably necessary to insure that licensees of such Trademarks use such consistent standards of quality;

(iii) [reserved]

(iv) it shall notify the Collateral Agent as promptly as practicable if it knows or has reason to know that any item of the Intellectual Property that is material to the business of the Grantors taken as a whole may become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, or (c) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court;

(v) it shall take all reasonable steps consistent with its ordinary business practices in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by any Grantor and material to the business of the Grantors taken as a whole which is now or shall become included in the Intellectual Property including, but not limited to, those items on Schedule 10(A), (C) and (E) each annexed to the Collateral Questionnaire (as each may be amended or supplemented from time to time);

(vi) in the event that any Intellectual Property owned by or exclusively licensed to any Grantor that is material to the business is infringed, misappropriated, or diluted by a third party, such Grantor shall promptly take all reasonable actions consistent with its ordinary business practices to stop such infringement, misappropriation, or dilution and protect its rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

(vii) it shall promptly (but in no event more than thirty (30) days after any Grantor obtains knowledge thereof) report to the Collateral Agent (i) the registration of any material Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any Intellectual Property by any such office, in each case by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto;

(viii) it shall, promptly upon the reasonable request of the Collateral Agent, execute and deliver to the Collateral Agent any document required to acknowledge, confirm, register, record, or perfect the Collateral Agent’s interest in any part of the Intellectual Property, whether now owned or hereafter acquired, including, without limitation, as applicable a Trademark Security Agreement, a Copyright Security Agreement and a Patent Security Agreement, together with all Schedules thereto;

(ix) except with the prior consent of the Collateral Agent or as permitted under the Credit Agreement, each Grantor shall not execute, and there will not be on file in any public office, any financing statement or other document or instruments, except financing statements or other documents or instruments filed or to be filed in favor of the Collateral Agent and each Grantor shall not sell, assign, transfer, license, grant any option, or create or suffer to exist any Lien upon or with respect to the Intellectual Property, except for the Lien created by and under this Agreement and the other Credit Documents, under the Revolving Agreement or as expressly permitted by the Credit Documents;

(x) it shall hereafter use best efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts;

(xi) it shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

(xii) it shall make best efforts to use proper statutory notice in connection with its use of any of the Intellectual Property; and

(xiii) it shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property or any portion thereof. In connection with such collections, each Grantor may take (and, at the Collateral Agent’s reasonable direction, shall take) such action as such Grantor or the Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Collateral Agent shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

4.8 Commercial Tort Claims

(a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on the Incremental Term Loan Closing Date, that

Schedule 11 annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims for which a complaint has been filed in a court of competent jurisdiction of each Grantor in excess of $250,000 individually; and

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any such Commercial Tort Claim in excess of $250,000 individually hereafter arising it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

4.9 Customs Broker/Freight Forwarder Agreements.

(a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on the Incremental Term Loan Closing Date, that Schedule 12 annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time) sets forth all agreements with customs brokers and freight forwarder of each Grantor.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees (i) it shall use its best efforts to deliver or cause to be delivered to Collateral Agent, in form and substance satisfactory to Collateral Agent, an acknowledgement of the security interest of the Collateral Agent from each customs broker and freight forwarder set forth on Schedule 12 annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time) and (ii) it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new agreements with customs brokers and freight forwarder of any Grantor.

SECTION 5. ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS.

5.1 Access; Right of Inspection. The Collateral Agent shall at all times, upon reasonable notice and at reasonable times during normal business hours, have full and free access during normal business hours to all the books, correspondence and records of each Grantor, and the Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to the Collateral Agent, at such Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Upon reasonable notice and at reasonable times during normal business hours, the Collateral Agent and its representatives shall at all times also have the right to enter any premises of each Grantor and inspect any property of each Grantor where any of the Collateral of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

5.2 Further Assurances.

(a) Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i) file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

(ii) at the sole discretion of Collateral Agent, take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any United States or state thereto intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and, if reasonably requested by Collateral Agent, the foreign counterparts on any of the foregoing;

(iii) at any reasonable time, upon request by the Collateral Agent, assemble the Collateral and allow inspection of the Collateral by the Collateral Agent, or persons designated by the Collateral Agent; and

(iv) at the Collateral Agent’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Agent’s security interest in all or any part of the Collateral.

(b) Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.” Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(c) Each Grantor hereby authorizes the Collateral Agent to modify this Agreement after obtaining such Grantor’s approval of or signature to such modification by amending Schedule 10 annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

5.3 Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Counterpart Agreement. Upon delivery of any such counterpart agreement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 6. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

6.1 Power of Attorney. Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Credit Agreement and subject to the Intercreditor Agreement;

(b) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(e) to prepare and file any UCC financing statements against such Grantor as debtor;

(f) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as debtor;

(g) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and

(h) subject to the terms hereof, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

6.2 No Duty on the Part of Collateral Agent or Secured Parties. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 7. REMEDIES.

7.1 Generally.

(a) Subject to the Intercreditor Agreement, if any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

(ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate; and

(iv) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.

(b) The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Collateral Agent hereunder.

(c) The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d) The Collateral Agent shall have no obligation to marshal any of the Collateral.

7.2 Application of Proceeds. Except as expressly provided elsewhere in this Agreement and subject to the Intercreditor Agreement, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against, the Secured Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to indemnification hereunder (in its capacity as the Collateral Agent and not as a Lender) and all advances made by the Collateral Agent hereunder for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the Lenders and the Lender Counterparties and third, to the extent of any excess of such proceeds and subject to the Intercreditor Agreement, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

7.3 Sales on Credit. If Collateral Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

7.4 Controlled Deposit Accounts and Securities Accounts.

(a) Subject to the Intercreditor Agreement, if any Event of Default shall have occurred and be continuing (and for the avoidance of doubt, not prior thereto), the Collateral Agent may apply the balance from any Controlled Deposit Account or instruct the bank at which any Controlled Deposit Account is maintained to pay the balance of any such Controlled Deposit Account to or for the benefit of the Collateral Agent.

(b) Subject to the Intercreditor Agreement, if any Event of Default shall have occurred and be continuing (and for the avoidance of doubt, not prior thereto), the Collateral Agent may apply the balance from any Securities Account consisting of Cash or Cash Equivalents or instruct the bank at which any Securities Account consisting of Cash or Cash Equivalents is maintained to pay the balance of any such Cash or Cash Equivalents to or for the benefit of the Collateral Agent.

7.5 Investment Related Property.

Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

7.6 Intellectual Property.

(a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:

(i) the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in the Collateral Agent’s sole discretion, to enforce any Intellectual Property, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in Section 10 hereof in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all reasonable measures to the extent consistent with its ordinary business practice, whether by action, suit, proceeding or otherwise, to prevent the infringement or other violation of any of such Grantor’s rights in the Intellectual Property by others and for that purpose agrees to diligently maintain to the extent consistent with its ordinary business practice any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement or violation;

(ii) upon written demand from the Collateral Agent, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent or such Collateral Agent’s designee all of such Grantor’s right, title and interest in and to the Intellectual Property and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement, in each case subject to the terms of all applicable agreements;

(iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property;

(iv) within five (5) Business Days after written notice from the Collateral Agent, each Grantor shall make available to the Collateral Agent, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of such Event of Default as the Collateral Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Licenses, such persons to be available to perform their prior functions on the Collateral Agent’s behalf and to be compensated by the Collateral Agent at such Grantor’s expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

(v) the Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

(1)	all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 7.7 hereof; and

(2)	other than in the ordinary course of business consistent with past practices prior to the occurrence of the relevant Event of Default, Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent; provided, after giving effect to such reassignment, the Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Agent and the Secured Parties.

(c) Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 7 and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located.

7.7 Cash Proceeds. In addition to the rights of the Collateral Agent specified in Section 4.3 with respect to payments of Receivables, upon the occurrence and during the continuation of an Event of Default, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other non-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, unless otherwise provided pursuant to Section 4.4(a)(ii), be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent in the Collateral Account. Any Cash Proceeds received by the Collateral Agent (whether from a Grantor or otherwise): (i) if no Event of Default shall have occurred and be continuing, shall be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and (ii) if an Event of Default shall have occurred and be continuing, may, in the sole discretion of the Collateral Agent, (A) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing.

SECTION 8. COLLATERAL AGENT.

The Collateral Agent has been appointed to act as Collateral Agent hereunder by Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement, the Credit Agreement and the Intercreditor Agreement In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of Secured Parties in accordance with the terms of this Section. Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and the Grantors, and Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Grantors and Collateral Agent signed by the Requisite Lenders.

Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five (5) Business Days’ notice to the Administrative Agent, to appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent hereunder.

SECTION 9. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations and the cancellation or termination of the Term Loan Commitments, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations and the cancellation or termination of the Term Loan Commitments, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. Upon any such termination the Collateral Agent shall, at Grantors’ expense, execute and deliver to Grantors or otherwise authorize the filing of such documents as Grantors shall reasonably request, including financing statement amendments to evidence such termination. Upon any disposition of property permitted by the Credit Agreement, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. The Collateral Agent shall, at Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as Grantors shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, including financing statement amendments to evidence such release.

SECTION 10. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 10.2 of the Credit Agreement.

SECTION 11. MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.1 of the Credit Agreement. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Credit Documents embody the entire agreement and understanding between Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS).

[Signature pages to follow]

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

J. CREW OPERATING CORP.

By:	/s/ James S. Scully
	Name:	James S. Scully
	Title:	Executive Vice President and Chief Financial Officer

J. CREW GROUP, INC.

By:	/s/ James S. Scully
	Name:	James S. Scully
	Title:	Executive Vice President and Chief Financial Officer

J. CREW INC.

By:	/s/ James S. Scully
	Name:	James S. Scully
	Title:	Executive Vice President and Chief Financial Officer

GRACE HOLMES, INC.

By:	/s/ James S. Scully
	Name:	James S. Scully
	Title:	Executive Vice President and Chief Financial Officer

Signature page to Pledge and Security Agreement

H.F.D. NO. 55, INC.

By:	/s/ James S. Scully
	Name:	James S. Scully
	Title:	Executive Vice President and Chief Financial Officer

J. CREW INTERNATIONAL, INC.

By:	/s/ Nicholas P. Lamberti
	Name:	Nicholas P. Lamberti
	Title:	Vice President and Controller

MADEWELL INC.

By:	/s/ James S. Scully
	Name:	James S. Scully
	Title:	Executive Vice President and Chief Financial Officer

Signature page to Pledge and Security Agreement

GOLDMAN SACHS CREDIT PARTNERS L.P., as Collateral Agent

By:	/s/ William W. Archer
	Name:	William W. Archer
	Title:	Managing Director

Signature page to Pledge and Security Agreement

EXHIBIT A

TO PLEDGE AND SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated [mm/dd/yy], is delivered by [NAME OF GRANTOR] a [NAME OF STATE OF INCORPORATION] [Corporation] (the “Grantor”) pursuant to the Pledge and Security Agreement, dated as of [mm/dd/yy] (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among J. CREW OPERATING CORP., the other Grantors named therein, and GOLDMAN SACHS CREDIT PARTNERS L.P., as the Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in all of Grantor’s right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached supplements to Schedules to the Security Agreement and Schedules to the Collateral Questionnaire accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such supplements to Schedules to the Security Agreement and to the Collateral Questionnaire shall constitute part of the Schedules to the Security Agreement and to the Collateral Questionnaire, as the case may be.

IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF GRANTOR]

By:
Name:
Title:

Exhibit A-1

Supplement to Schedule 1(a)

Collateral Questionnaire

Legal Names, Organizations, Jurisdictions of Organization and Organizational

Identification Numbers

Name of Grantor*	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Jurisdiction of Organization/ Formation	Organizational Identification Number[1]

Exhibit A-2

Supplement to Schedule 1(b)

Collateral Questionnaire

Trade Names

Grantor	Trade/Assumed Name

Exhibit A-3

Supplement to Schedule 1(c)

Collateral Questionnaire

Changes in Names, Jurisdiction of Organization or Corporate Structure

Grantor	Date of Change	Description of Change

Exhibit A-4

Supplement to Schedule l(d)

Collateral Questionnaire

Agreements to which Grantor Bound as Successor

Name of Grantor	Description of Agreement

Exhibit A-5

Supplement to Schedule l(e)

Collateral Questionnaire

Financing Statements

Name of Grantor	Filing Jurisdiction(s)

Exhibit A-6

Supplement to Schedule l(f)

Collateral Questionnaire

Chief Executive Offices and Mailing Addresses

Name of Grantor	Address of Chief Executive Office (or for natural persons, residence)	Mailing Address (if different than CEO or residence)

Exhibit A-7

Supplement to Schedule 1(g)

Collateral Questionnaire

Prior Addresses

Grantor	Prior Address/City/State/Zip Code

Exhibit A-8

Supplement to Schedule 2

Collateral Questionnaire

Tangible Personal Property

Grantor	Address/City/State/Zip Code

Exhibit A-9

Supplement to Schedule 3

Collateral Questionnaire

Pledged Equity Interests

Grantor	Issuer	Type of Organization	# of Shares Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No. (if uncertificated, please indicate so)	Par Value

Exhibit A-10

Supplement to Schedule 4

Collateral Questionnaire

Pledged Debt

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date

Exhibit A-11

Supplement to Schedule 5

Collateral Questionnaire

Accounts

Securities Accounts:

Grantor	Type of Account	Name & Address of Financial Institutions

Commodities Accounts:

Grantor	Name of Commodities Intermediary	Account Number	Account Name

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

Controlled Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

Exhibit A-12

Supplement to Schedule 6

Collateral Questionnaire

Equity Interests

Grantor	Issuer	Type of Organization	# of Shares Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No. (if uncertificated, please indicate so)	Par Value

Exhibit A-13

Supplement to Schedule 7

Collateral Questionnaire

Pledged LLC Interests and Pledged Partnership Interests Not Constituting Securities

Name of Grantor	Name of Issuer of Pledged LLC Interest/Pledged Partnership Interest

Exhibit A-14

Supplement to Schedule 8

Collateral Questionnaire

Instruments

Grantor	Issuer of Instrument	Maturity Date

Exhibit A-15

Supplement to Schedule 9

Collateral Questionnaire

Letters of Credit

Name of Grantor	Description of Letter of Credit

Exhibit A-16

Supplement to Schedule 10

Collateral Questionnaire

Intellectual Property/Exceptions

(A)	Copyrights

(B)	Copyright Licenses

(C)	Patents

(D)	Patent Licenses

(E)	Trademarks

(F)	Trademark Licenses

(G)	Trade Secret Licenses

(H)	Intellectual Property Exceptions

Exhibit A-17

Supplement to Schedule 11

Collateral Questionnaire

Commercial Tort Claims

Name of Grantor	Commercial Tort Claims

Exhibit A-18

Supplement to Schedule 12

Collateral Questionnaire

Customs Broker/Freight Forwarder Agreements

Company	Name of Agreement	Date of Agreement	Parties to Agreement

Exhibit A-19

Supplement to Schedule 13

Collateral Questionnaire

Warehousemen and Bailees

Grantor	Address/City/State/Zip Code	County	Description of Assets and Value

Exhibit A-20

Supplement to Schedule 14

Collateral Questionnaire

Fixtures

Grantor	Address/City/State/Zip Code	County	Owned or Leased

Exhibit A-21

Supplement to Schedule 15

Collateral Questionnaire

“As Extracted” Collateral

Grantor	Address/City/State/Zip Code	County

Exhibit A-22

Supplement to Schedule 16

Collateral Questionnaire

Timber to be Cut

Grantor	Address/City/State/Zip Code	County

Exhibit A-23

EXHIBIT B

TO PLEDGE AND SECURITY AGREEMENT

UNCERTIFICATED SECURITIES CONTROL AGREEMENT

This Uncertificated Securities Control Agreement (“Control Agreement”) dated as of             , 200     among                      (the “Pledger”), WACHOVIA BANK, NATIONAL ASSOCIATION, (“Wachovia”) as collateral agent for the benefit of the First Lien Lenders (as defined herein) referred to in the First Lien Loan Agreement (as defined herein) (in such capacity as collateral agent, including its successors and assigns from time to time, the “First Lien Collateral Agent”), and GOLDMAN SACHS CREDIT PARTNERS L.P., as collateral agent for the benefit of the Secured Parties referred to in the Second Lien Security Agreement (as defined herein) (in such capacity as collateral agent, including its successors and assigns from time to time, the “Second Lien Collateral Agent”; together with the First Lien Collateral Agent, the “Collateral Agents”) and                     , a                      corporation (the “Issuer”), is delivered pursuant to (i) that certain Amended and Restated Loan and Security Agreement dated as of December 23, 2004, by and among J. Crew Operating Corp., J. Crew Inc., Grace Holmes, Inc., H.F.D. No. 55, Inc., the guarantors party thereto, the lenders party thereto (the “First Lien Lenders”), Wachovia Capital Markets LLC, as sole lead arranger and sole lead bookrunner, Wachovia, as administrative agent and First Lien Collateral Agent and Bank of America, N.A., as syndication agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Loan Agreement”), and (ii) that certain Pledge and Security Agreement dated as of May 15, 2006 made by the Pledgor and each of the Grantors listed on the signature pages thereto in favor of the Second Lien Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Security Agreement” and together with the First Lien Loan Agreement, the “Security Agreements”). Capitalized terms used but not defined herein shall have the meaning assigned in the Security Agreements. All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York. As used in this Control Agreement, “Controlling Party” means the First Lien Collateral Agent; provided, however, that at such time as First Lien Collateral Agent has provided the Issuer with a written notice that First Lien Collateral Agent has ceased to be the “Controlling Party” hereunder (such notice being the “Controlling Party Notice”) (which notice is to be given at the time all obligations owing to the First Lien Collateral Agent and the Lenders referred to in the First Lien Loan Agreement (the “First Lien Secured Parties”) have been indefeasibly paid in full in cash, all commitments of the First Lien Collateral Agent and First Lien Secured Parties to provide credit to or for the benefit of the Pledgor have terminated and all financing agreements among the First Lien Collateral Agent, First Lien Secured Parties, the Pledgor and its affiliates have terminated), “Controlling Party” shall mean the Second Lien Collateral Agent. It is understood and agreed that the Issuer shall rely exclusively on a Controlling Party Notice as to the determination whether the First Lien Collateral Agent or the Second Lien Collateral Agent is the Controlling Party

Exhibit B-1

hereunder and shall be under no obligation to make any independent investigation thereof.

Section 1. Registered Ownership of Shares. The Issuer hereby confirms and agrees that as of the date hereof the Pledgor is the registered owner of                      shares of the Issuer’s [common] stock (the “Pledged Shares”) and the Issuer shall not change the registered owner of the Pledged Shares without the prior written consent of the Controlling Party.

Section 2. Instructions. If at any time the Issuer shall receive instructions originated by the Controlling Party relating to the Pledged Shares, the Issuer shall comply with such instructions without further consent by the Pledgor or any other person.

Section 3. Additional Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Collateral Agents:

(a) It has not entered into, and until the termination of this agreement will not enter into, any agreement with any other person relating the Pledged Shares pursuant to which it has agreed to comply with instructions issued by such other person; and

(b) It has not entered into, and until the termination of this agreement will not enter into, any agreement with the Pledgor or the Collateral Agents purporting to limit or condition the obligation of the Issuer to comply with Instructions as set forth in Section 2 hereof.

(c) Except for the claims and interest of the Collateral Agents and of the Pledgor in the Pledged Shares, the Issuer does not know of any claim to, or interest in, the Pledged Shares. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Shares, the Issuer will promptly notify the Collateral Agents and the Pledgor thereof.

(d) This Uncertificated Securities Control Agreement is the valid and legally binding obligation of the Issuer.

Section 4. Choice of Law. This Agreement shall be governed by the laws of the State of New York.

Section 5. Conflict with Other Agreements. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

Section 6. Voting Rights. Until such time as the Controlling Party shall otherwise instruct the Issuer in writing, the Pledgor shall have the right to vote the Pledged Shares.

Exhibit B-2

Section 7. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Agents may assign their rights hereunder only with the express written consent of the Issuer and by sending written notice of such assignment to the Pledgor.

Section 8. Indemnification of Issuer. The Pledgor and the Collateral Agents hereby agree that (a) the Issuer is released from any and all liabilities to the Pledgor and the Collateral Agents arising from the terms of this Agreement and the compliance of the Issuer with the terms hereof, except to the extent that such liabilities arise from the Issuer’s negligence or willful misconduct and (b) the Pledgor, its successors and assigns shall at all times indemnify and save harmless the Issuer from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Issuer with the terms hereof, except to the extent that such arises from the Issuer’s negligence or willful misconduct, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

Section 9. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Pledgor:	[INSERT ADDRESS] Attention: Telecopier:

First Lien Collateral Agent:	Wachovia Bank, National Association 1133 Avenue of the Americas New York, New York 10036 Attention: Portfolio Manager Telecopier: 212-545-4283

Second Lien Collateral Agent:	Goldman Sachs Credit Partners L.P. 85 Broad Street New York, New York 10004 Attention: Elizabeth Fischer Telecopier: (212)3570932 Email: elizabeth.fischer@gs.com

Exhibit B-3

with a copy to:

Goldman Sachs Credit Partners L.P. 85 Broad Street New York, New York 10004 Attention: John Makrinos Telecopier: (212) 357 4597 Email: John.Makrinos@gs.com

and

Latham & Watkins LLP 633 W. 5th Street Los Angeles, California 90071 Attention: John E. Mendez, Esq. Telecopier: (213) 891-8763 Email: john.mendez@lw.com

Issuer:	[INSERT ADDRESS] Attention: Telecopier:

Any party may change its address for notices in the manner set forth above.

Section 10. Termination. The obligations of the Issuer to the First Lien Collateral Agent pursuant to this Control Agreement shall continue in effect until the security interest of the First Lien Collateral Agent in the Pledged Shares has been terminated pursuant to the terms of the First Lien Security Agreement and the First Lien Collateral Agent has notified the Issuer of such termination in writing. The obligations of the Issuer to the Second Lien Collateral Agent pursuant to this Control Agreement shall continue in effect until the security interest of the Second Lien Collateral Agent in the Pledged Shares has been terminated pursuant to the terms of the Second Lien Security Agreement and the Second Lien Collateral Agent has notified the Issuer of such termination in writing. Each Collateral Agent agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Issuer upon the request of the Pledgor on or after the termination of such Collateral Agent’s security interest in the Pledged Shares pursuant to the terms of the applicable Security Agreement. The termination of this Control Agreement shall not terminate the Pledged Shares or alter the obligations of the Issuer to the Pledgor pursuant to any other agreement with respect to the Pledged Shares.

Exhibit B-4

Section 11. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[NAME OF PLEDGOR]

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as First Lien Collateral Agent

By:
Name:
Title:

GOLDMAN SACHS CREDIT PARTNERS L.P., as Second Lien Collateral Agent

By:
Name:
Title:

[NAME OF ISSUER]

By:
Name:
Title:

Exhibit B-5

Exhibit A

[Letterhead of First/Second Lien Collateral Agent]

[Date]

[Name and Address of Issuer]

Attention:

Re: Termination of Control Agreement

You are hereby notified that the Uncertificated Securities Control Agreement between you, [the Pledgor] and the undersigned (a copy of which is attached) is terminated with respect to the undersigned and you have no further obligations to the undersigned thereunder. [IF THE CONTROL AGREEMENT IS TO REMAIN IN EFFECT WITH RESPECT TO THE FIRST LIEN COLLATERAL AGENT/SECOND LIEN COLLATERAL AGENT, ADD: Note however that the Control Agreement remains in effect with respect to First Lien Collateral Agent/Second Lien Collateral Agent] [IF THE CONTROL AGREEMENT IS BEING TERMINATED AS TO ALL PARTIES, ADD: Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to the Pledged Shares (as defined in the Uncertificated Securities Control Agreement from the Pledgor.] This notice terminates any obligations you may have to the undersigned with respect to the Pledged Shares; however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Pledgor pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to [insert name of Pledgor].

Very truly yours,

[First Lien Collateral Agent/Second Lien Collateral Agent]

By:
Name:
Title:

cc: [First Lien Collateral Agent/Second Lien Collateral Agent]

Exhibit B-6

EXHIBIT C

TO PLEDGE AND SECURITY AGREEMENT

SECURITIES ACCOUNT CONTROL AGREEMENT

This Securities Account Control Agreement (“Control Agreement”) dated as of             , 200     among                      (the “Debtor”), WACHOVIA BANK, NATIONAL ASSOCIATION, (“Wachovia”) as collateral agent for the benefit of the First Lien Lenders (as defined herein) referred to in the First Lien Loan Agreement (as defined herein) (in such capacity as collateral agent, including its successors and assigns from time to time, the “First Lien Collateral Agent”), and GOLDMAN SACHS CREDIT PARTNERS L.P., as collateral agent for the benefit of the Secured Parties referred to in the Second Lien Security Agreement (as defined herein) (in such capacity as collateral agent, including its successors and assigns from time to time, the “Second Lien Collateral Agent”; together with the First Lien Collateral Agent, the “Collateral Agents”) and                     , in its capacity as a “securities intermediary” as defined in Section 8-102 of the UCC (in such capacity, including its successors and assigns from time to time, the “Securities Intermediary”) is delivered pursuant to (i) that certain Amended and Restated Loan and Security Agreement dated as of December 23, 2004 among J. Crew Operating Corp., J. Crew Inc., Grace Holmes, Inc., H.F.D. No. 55, Inc., the guarantors party thereto, the lenders party thereto (the “First Lien Lenders”), Wachovia Capital Markets LLC, as sole lead arranger and sole lead bookrunner, Wachovia, as administrative agent and First Lien Collateral Agent and Bank of America, N.A., as syndication agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Loan Agreement”), and (ii) that certain Pledge and Security Agreement dated as of May 15, 2006 made by the Debtor and each of the Grantors listed on the signature pages thereto in favor of the Second Lien Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Security Agreement” and together with the First Lien Loan Agreement, the “Security Agreements”). Capitalized terms used but not defined herein shall have the meaning assigned in the Security Agreements. All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York. As used in this Control Agreement, “Controlling Party” means the First Lien Collateral Agent; provided, however, that at such time as First Lien Collateral Agent has provided the Securities Intermediary with a written notice that First Lien Collateral Agent has ceased to be the “Controlling Party” hereunder (such notice being the “Controlling Party Notice”) (which notice is to be given at the time all obligations owing to the First Lien Collateral Agent and the Lenders referred to in the First Lien Loan Agreement (the “First Lien Secured Parties”) have been indefeasibly paid in full in cash, all commitments of the First Lien Collateral Agent and First Lien Secured Parties to provide credit to or for the benefit of the Debtor have terminated and all financing agreements among the First Lien Collateral Agent, First Lien Secured Parties, the Debtor and its affiliates have terminated), “Controlling Party” shall mean the Second Lien Collateral Agent. It is understood and agreed that the Securities Intermediary shall rely exclusively on a Controlling Party Notice as to the determination

Exhibit C-1

whether the First Lien Collateral Agent or the Second Lien Collateral Agent is the Controlling Party hereunder and shall be under no obligation to make any independent investigation thereof.

Section 1. Establishment of Securities Account. The Securities Intermediary hereby confirms and agrees that:

(a) The Securities Intermediary has established account number [IDENTIFY ACCOUNT NUMBER] in the name “[IDENTIFY EXACT TITLE OF ACCOUNT]” (such account and any successor account, the “Securities Account”) and the Securities Intermediary shall not change the name or account number of the Securities Account without the prior written consent of the Controlling Party;

(b) All securities or other property underlying any financial assets credited to the Securities Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Securities Account be registered in the name of the Debtor, payable to the order of the Debtor or specially indorsed to the Debtor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank;

(c) All property delivered to the Securities Intermediary pursuant to the Security Agreement will be promptly credited to the Securities Account; and

(d) The Securities Account is a “securities account” within the meaning of Section 8-501 of the UCC.

Section 2. “Financial Assets” Election. The Securities Intermediary hereby agrees that each item of property (including, without limitation, any investment property, financial asset, security, instrument, general intangible or cash) credited to the Securities Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.

Section 3. Control of the Securities Account.

(a) If at any time the Securities Intermediary shall receive any order from the Controlling Party directing transfer or redemption of any financial asset relating to the Securities Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Debtor or any other person. If the Debtor is otherwise entitled to issue entitlement orders and such orders conflict with any entitlement order issued by the Controlling Party, the Securities Intermediary shall follow the orders issued by the Controlling Party.

(b) Without limiting or impairing the perfection by control of the security interest of the Second Lien Secured Party at any time prior to the receipt by the Securities Intermediary of a Controlling Party Notice (as defined herein) from the First Lien Secured Party, the parties hereto agree that the Securities Intermediary shall comply with entitlement orders originated or given to the Securities Intermediary by the Second Lien

Exhibit C-2

Secured Party directing transfer or redemption of any financial asset relating to the Securities Account without further consent by the Debtor if and only if (i) such instructions are consented to by the First Lien Secured Party or (ii) the Securities Intermediary has received a Controlling Party Notice from the First Lien Secured Party.

Section 4. Subordination of Lien; Waiver of Set-Off. In the event that the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Securities Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agents. The financial assets and other items deposited to the Securities Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Collateral Agents (except that the Securities Intermediary may set off (i) all amounts due to the Securities Intermediary in respect of customary fees and expenses for the routine maintenance and operation of the Securities Account and (ii) the face amount of any checks which have been credited to such Securities Account but are subsequently returned unpaid because of uncollected or insufficient funds).

Section 5. Choice of Law. This Agreement and the Securities Account shall each be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC) and the Securities Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York.

Section 6. Conflict with Other Agreements.

(a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

(b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto;

(c) The Securities Intermediary hereby confirms and agrees that:

(i) There are no other control agreements entered into between the Securities Intermediary and the Debtor with respect to the Securities Account;

(ii) It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with any other person relating to the Securities Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other person; and

Exhibit C-3

(iii) It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with the Debtor or the Collateral Agents purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 3 hereof.

Section 7. Adverse Claims. Except for the claims and interest of the Collateral Agents and of the Debtor in the Securities Account, the Securities Intermediary does not know of any claim to, or interest in, the Securities Account or in any “financial asset” (as defined in Section 8-102(a) of the UCC) credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Securities Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Collateral Agents and the Debtor thereof.

Section 8. Maintenance of Securities Account. In addition to, and not in lieu of, the obligation of the Securities Intermediary to honor entitlement orders as agreed in Section 3 hereof, the Securities Intermediary agrees to maintain the Securities Account as follows:

(a) Notice of Sole Control. If at any time the Controlling Party delivers to the Securities Intermediary a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Securities Intermediary agrees that after receipt of such notice, it will take all instruction with respect to the Securities Account solely from the Controlling Party.

(b) Voting Rights. Until such time as the Securities Intermediary receives a Notice of Sole Control pursuant to subsection (a) of this Section 8, the Debtor shall direct the Securities Intermediary with respect to the voting of any financial assets credited to the Securities Account.

(c) Permitted Investments. Until such time as the Securities Intermediary receives a Notice of Sole Control signed by the Controlling Party, the Debtor shall direct the Securities Intermediary with respect to the selection of investments to be made for the Securities Account; provided, however, that the Securities Intermediary shall not honor any instruction to purchase any investments other than investments of a type described on Exhibit B hereto.

(d) Statements and Confirmations. The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Securities Account and/or any financial assets credited thereto simultaneously to each of the Debtor and the Collateral Agents at the address for each set forth in Section 12 of this Agreement.

(e) Tax Reporting. All items of income, gain, expense and loss recognized in the Securities Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

Exhibit C-4

Section 9. Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants:

(a) The Securities Account has been established as set forth in Section 1 above and such Securities Account will be maintained in the manner set forth herein until termination of this Agreement; and

(b) This Agreement is the valid and legally binding obligation of the Securities Intermediary.

Section 10 Indemnification of Securities Intermediary. The Debtor and the Collateral Agents hereby agree that (a) the Securities Intermediary is released from any and all liabilities to the Debtor and the Collateral Agents arising from the terms of this Agreement and the compliance of the Securities Intermediary with the terms hereof, except to the extent that such liabilities arise from the Securities Intermediary’s negligence or willful misconduct and (b) the Debtor, its successors and assigns shall at all times indemnify and save harmless the Securities Intermediary from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Securities Intermediary with the terms hereof, except to the extent that such arises from the Securities Intermediary’s negligence or willful misconduct, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

Section 11. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Agents may assign their rights hereunder only with the express written consent of the Securities Intermediary and by sending written notice of such assignment to the Debtor.

Section 12. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Debtor:	[INSERT ADDRESS] Attention: Telecopier:

Exhibit C-5

First Lien Collateral Agent:	Wachovia Bank, National Association 1133 Avenue of the Americas New York, New York 10036 Attention: Portfolio Manager Telecopier: 212-545-4283

Second Lien Collateral Agent:

Goldman Sachs Credit Partners L.P. 85 Broad Street New York, New York 10004 Attention: Elizabeth Fischer Telecopier: (212) 357 0932 Email: elizabeth.fischer@gs.com with a copy to:

Goldman Sachs Credit Partners L.P. 85 Broad Street New York, New York 10004 Attention: John Makrihos Telecopier: (212) 357 4597 Email: John.Makrinos@gs.com

and

Latham & Watkins LLP 633 W. 5th Street Los Angeles, California 90071 Attention: John E. Mendez, Esq. Telecopier: (213) 891-8763 Email: john.mendez@lw.com

Securities Intermediary:	[INSERT ADDRESS] Attention: Telecopier:

Any party may change its address for notices in the manner set forth above.

Section 13. Termination. The obligations of the Securities Intermediary to the First Lien Collateral Agent pursuant to this Agreement shall continue in effect until the security interest of the First Lien Collateral Agent in the Securities Account has been terminated pursuant to the terms of the First Lien Security Agreement and the First Lien Collateral Agent has notified the Securities Intermediary of such termination in writing. The obligations of the Securities Intermediary to the Second Lien Collateral Agent

Exhibit C-6

pursuant to this Control Agreement shall continue in effect until the security interest of the Second Lien Collateral Agent in the Securities Account has been terminated pursuant to the terms of the Second Lien Security Agreement and the Second Lien Collateral Agent has notified the Securities Intermediary of such termination in writing. Each Collateral Agent agrees to provide Notice of Termination in substantially the form of Exhibit C hereto to the Securities Intermediary upon the request of the Debtor on or after the termination of the applicable Collateral Agent’s security interest in the Securities Account pursuant to the terms of the applicable Security Agreement. The termination of this Agreement shall not terminate the Securities Account or alter the obligations of the Securities Intermediary to the Debtor pursuant to any other agreement with respect to the Securities Account.

Section 14. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

Exhibit C-7

IN WITNESS WHEREOF, the parties hereto have caused this Securities Account Control Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

[DEBTOR]

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as First Lien Collateral Agent

By:
Name:
Title:

GOLDMAN SACHS CREDIT PARTNERS L.P., as Second Lien Collateral Agent

By:
Name:
Title:

[ ], as Securities Intermediary

By:
Name:
Title:

Exhibit C-8

EXHIBIT A

TO SECURITIES ACCOUNT CONTROL AGREEMENT

[Letterhead of First Lien Collateral Agent/Second Lien Collateral Agent]

[Date]

[Name and Address of Securities Intermediary]

Attention:

Re: Notice of Sole Control

Ladies and Gentlemen:

As referenced in the Securities Account Control Agreement dated as of             , 20      among [NAME OF THE DEBTOR], you, [First Lien Collateral Agent/Second Lien Collateral Agent] and the undersigned (the “Control Agreement,” a copy of which is attached), we hereby give you notice of our sole control over securities account number                      (the “Securities Account”) and all financial assets credited thereto. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Securities Account or the financial assets credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to [NAME OF THE DEBTOR].

Very truly yours,

[First Lien Collateral Agent/Second Lien Collateral Agent]

By:
Name:
Title:

cc: [NAME OF THE DEBTOR]

Exhibit C-9

EXHIBIT B

TO SECURITIES ACCOUNT CONTROL AGREEMENT

Permitted Investments

[TO BE PROVIDED]

Exhibit C-10

EXHIBIT C

TO SECURITIES ACCOUNT CONTROL AGREEMENT

[Letterhead of the First Lien Collateral Agent/Second lien Collateral Agent]

[Date]

[Name and Address of Securities Intermediary]

Attention:

Re: Termination of Securities Account Control Agreement

You are hereby notified that the Securities Account Control Agreement dated as of                     , 20     among you, [NAME OF THE DEBTOR], [First Lien Collateral Agent/Second Lien Collateral Agent] and the undersigned (a copy of which is attached) is terminated with respect to the undersigned and you have no further obligations to the undersigned thereunder. [IF THE CONTROL AGREEMENT IS TO REMAIN IN EFFECT WITH RESPECT TO THE FIRST LIEN COLLATERAL AGENT/SECOND LIEN COLLATERAL AGENT, ADD: Note however that the Control Agreement remains in effect with respect to First Lien Collateral Agent/Second Lien Collateral Agent] [IF THE CONTROL AGREEMENT IS BEING TERMINATED AS TO ALL PARTIES, ADD: Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account nos.                          from the Debtor.] This notice terminates any obligations you may have to the undersigned with respect to such accounts; however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Debtor pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to [NAME OF THE DEBTOR].

Very truly yours,

[First Lien Collateral Agent/Second Lien Collateral Agent]

By:
Name:
Title:

Exhibit C-11

EXHIBIT D

TO PLEDGE AND SECURITY AGREEMENT

DEPOSIT ACCOUNT CONTROL AGREEMENT

This Deposit Account Control Agreement (“Control Agreement”) dated as of            , 20     among                     (the “Debtor”), WACHOVIA BANK, NATIONAL ASSOCIATION, (“Wachovia”) as collateral agent for the benefit of the First Lien Lenders (as defined herein) referred to in the First Lien Loan Agreement (as defined herein) (in such capacity as collateral agent, including its successors and assigns from time to time, the “First Lien Collateral Agent”), and GOLDMAN SACHS CREDIT PARTNERS L.P., as collateral agent for the benefit of the Secured Parties referred to in the Second Lien Security Agreement (as defined herein) (in such capacity as collateral agent, including its successors and assigns from time to time, the “Second Lien Collateral Agent”; together with the First Lien Collateral Agent, the “Collateral Agents”) and                     , in its capacity as a “bank” as defined in Section 9-102 of the UCC (in such capacity, including its successors and assigns from time to time, the “Financial Institution”) is delivered pursuant to (i) that certain Amended and Restated Loan and Security Agreement, dated as of December 23, 2004 by and among J. Crew Operating Corp., J. Crew Inc., Grace Holmes, Inc., H.F.D. No. 55, Inc., the guarantors party thereto, the lenders party thereto (the “First Lien Lenders”), Wachovia Capital Markets LLC, as sole lead arranger and sole lead bookrunner, Wachovia, as administrative agent and First Lien Collateral Agent and Bank of America, N.A., as syndication agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Loan Agreement”), and (ii) that certain Pledge and Security Agreement dated as of May 15, 2006 made by the Debtor and each of the Grantors listed on the signature pages thereto in favor of the Second Lien Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Security Agreement” and together with the First Lien Loan Agreement, the “Security Agreements”). Capitalized terms used but not defined herein shall have the meaning assigned in the Security Agreements. All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York. As used in this Control Agreement, “Controlling Party” means the First Lien Collateral Agent; provided, however, that at such time as First Lien Collateral Agent has provided the Financial Institution with a written notice that First Lien Collateral Agent has ceased to be the “Controlling Party” hereunder (such notice being the “Controlling Party Notice”) (which notice is to be given at the time all obligations owing to the First Lien Collateral Agent and the First Lien Lenders (the “First Lien Secured Parties”) have been indefeasibly paid in full in cash, all commitments of the First Lien Collateral Agent and First Lien Secured Parties to provide credit to or for the benefit of the Debtor have terminated and all financing agreements among the First Lien Collateral Agent, First Lien Secured Parties, the Debtor and its affiliates have terminated), “Controlling Party” shall mean the Second Lien Collateral Agent. It is understood and agreed that the Financial Institution shall rely exclusively on a Controlling Party Notice as to the determination whether the First Lien Collateral Agent

Exhibit D-1

or the Second Lien Collateral Agent is the Controlling Party hereunder and shall be under no obligation to make any independent investigation thereof.

Section 1. Establishment of Deposit Account. The Financial Institution hereby confirms and agrees that:

(a) The Financial Institution has established account number [IDENTIFY ACCOUNT NUMBER] in the name “[IDENTIFY EXACT TITLE OF ACCOUNT]” (such account and any successor account, the “Deposit Account”) and the Financial Institution shall not change the name or account number of the Deposit Account without the prior written consent of the Controlling Party and, prior to delivery of a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Debtor; and

(b) The Deposit Account is a “deposit account” within the meaning of Section 9-102(a)(29)of the UCC.

Section 2. Control of the Deposit Account.

(a) If at any time the Financial Institution shall receive any instructions originated by the Controlling Party directing the disposition of funds in the Deposit Account, the Financial Institution shall comply with such instructions without further consent by the Debtor or any other person. The Financial Institution hereby acknowledges that it has received notice of the security interest of the Collateral Agents in the Deposit Account and hereby acknowledges and consents to such liens. If the Debtor is otherwise entitled to issue instructions and such instructions conflict with any instructions issued the Controlling Party, the Financial Institution shall follow the instructions issued by the Controlling Party.

(b) Without limiting or impairing the perfection by control of the security interest of the Second Lien Secured Party at any time prior to the receipt by the Financial Institution of a Controlling Party Notice from the First Lien Secured Party, the parties hereto agree that the Financial Institution shall comply with instructions originated or given to the Financial Institution by the Second Lien Secured Party directing the disposition of funds in the Deposit Account without further consent by the Debtor if and only if (i) such instructions are consented to by the First Lien Secured Party or (ii) the Financial Institution has received a Controlling Party Notice from the First Lien Secured Party.

Section 3. Subordination of Lien; Waiver of Set-Off. In the event that the Financial Institution has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Deposit Account or any funds credited thereto, the Financial Institution hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agents. Money and other items credited to the Deposit Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Collateral Agents (except that the Financial Institution may set off (i) all amounts due to the Financial Institution in respect of customary fees and

Exhibit D-2

expenses for the routine maintenance and operation of the Deposit Account and (ii) the face amount of any checks which have been credited to such Deposit Account but are subsequently returned unpaid because of uncollected or insufficient funds).

Section 4. Choice of Law. This Agreement and the Deposit Account shall each be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Financial Institution’s jurisdiction (within the meaning of Section 9-304 of the UCC) and the Deposit Account shall be governed by the laws of the State of New York.

Section 5. Conflict with Other Agreements.

(a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

(b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto; and

(c) The Financial Institution hereby confirms and agrees that:

(i) There are no other agreements entered into between the Financial Institution and the Debtor with respect to the Deposit Account [other than                    ]; and

(ii) It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with any other person relating the Deposit Account and/or any funds credited thereto pursuant to which it has agreed to comply with instructions originated by such persons as contemplated by Section 9-104 of the UCC.

Section 6. Adverse Claims. The Financial Institution does not know of any liens, claims or encumbrances relating to the Deposit Account. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Deposit Account, the Financial Institution will promptly notify the Collateral Agents and the Debtor thereof.

Section 7. Maintenance of Deposit Account. In addition to, and not in lieu of, the obligation of the Financial Institution to honor instructions as set forth in Section 2 hereof, the Financial Institution agrees to maintain the Deposit Account as follows:

(a) Notice of Sole Control. If at any time the Controlling Party delivers to the Financial Institution a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Financial Institution agrees that after receipt of such notice, it will take all instruction with respect to the Deposit Account solely from the Controlling Party.

Exhibit D-3

(b) Statements and Confirmations. The Financial Institution will promptly send copies of all statements, confirmations and other correspondence concerning the Deposit Account simultaneously to each of the Debtor and the Collateral Agents at the address for each set forth in Section 11 of this Agreement; and

(c) Tax Reporting. All interest, if any, relating to the Deposit Account, shall be reported to the Internal Revenue Service and allstate and local taxing authorities under the name and taxpayer identification number of the Debtor.

Section 8. Representations, Warranties and Covenants of the Financial Institution. The Financial Institution hereby makes the following representations, warranties and covenants:

(a) The Deposit Account has been established as set forth in Section 1 and such Deposit Account will be maintained in the manner set forth herein until termination of this Agreement; and

(b) This Agreement is the valid and legally binding obligation of the Financial Institution.

Section 9. Indemnification of Financial Institution. The Debtor and the Collateral Agents hereby agree that (a) the Financial Institution is released from any and all liabilities to the Debtor and the Collateral Agents arising from the terms of this Agreement and the compliance of the Financial Institution with the terms hereof, except to the extent that such liabilities arise from the Financial Institution’s negligence or willful misconduct and (b) the Debtor, its successors and assigns shall at all times indemnify and save harmless the Financial Institution from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Financial Institution with the terms hereof, except to the extent that such arises from the Financial Institution’s negligence or willful misconduct, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

Section 10. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Agents may assign their rights hereunder only with the express written consent of the Financial Institution and by sending written notice of such assignment to the Debtor.

Section 11 Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Exhibit D-4

Debtor:	[INSERT ADDRESS] Attention: Telecopier:

First Lien Collateral Agent:	Wachovia Bank, National Association 1133 Avenue of the Americas New York, New York 10036 Attention: Portfolio Manager Telecopier: 212-545-4283
Second Lien Collateral Agent:
Goldman Sachs Credit Partners L.P. 85 Broad Street New York, New York 10004 Attention: Elizabeth Fischer Telecopier: (212) 357 0932 Email: elizabeth.fischer@gs.com with a copy to:

Goldman Sachs Credit Partners L.P. 85 Broad Street New York, New York 10004 Attention: John Makrinos Telecopier: (212) 357 4597 Email: John.Makrinos@gs.com

and

Latham & Watkins LLP 633 W. 5th Street Los Angeles, California 90071 Attention: John E. Mendez, Esq. Telecopier: (213) 891-8763 Email: john.mendez@lw.com

Financial Institution:	[INSERT ADDRESS] Attention: Telecopier:

Any party may change its address for notices in the manner set forth above.

Section 12. Termination. The obligations of the Financial Institution to the First Lien Collateral. Agent pursuant to this Agreement shall continue in effect until the security interest of the First Lien Collateral Agent in the Deposit Account has been terminated pursuant to the terms of the First Lien Security Agreement and the First Lien Collateral Agent has notified the Financial Institution of such termination in writing. The

Exhibit D-5

obligations of the Financial Institution to the Second Lien Collateral Agent pursuant to this Control Agreement shall continue in effect until the security interest of the Second Lien Collateral Agent in the Deposit Account has been terminated pursuant to the terms of the Second Lien Security Agreement and the Second Lien Collateral Agent has notified the Financial Institution of such termination in writing. Each Collateral Agent agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Financial Institution upon the request of the Debtor on or after the termination of such Collateral Agent’s security interest in the Deposit Account pursuant to the terms of the applicable Security Agreement. The termination of this Agreement shall not terminate the Deposit Account or alter the obligations of the Financial Institution to the Debtor pursuant to any other agreement with respect to the Deposit Account.

Section 13. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

Exhibit D-6

IN WITNESS WHEREOF, the parties hereto have caused this Deposit Account Control Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

[DEBTOR]

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as First Lien Collateral Agent

By:
Name:
Title:

GOLDMAN SACHS CREDIT PARTNERS L.P., as Second Lien Collateral Agent

By:
Name:
Title:

[NAME OF FINANCIAL INSTITUTION], as Financial Institution

By:
Name:
Title:

Exhibit D-7

EXHIBIT A

TO DEPOSIT ACCOUNT CONTROL AGREEMENT

[Letterhead of the First Lien Collateral Agent/Second Lien Collateral Agent]

[Date]

[Name and Address of Financial Institution]

Attention:

Re: Notice of Sole Control

Ladies and Gentlemen:

As referenced in the Deposit Account Control Agreement dated as of                     , 20     among [NAME OF THE DEBTOR], you, [First Lien Collateral Agent/Second Lien Collateral Agent] and the undersigned (a copy of which is attached), we hereby give you notice of our sole control over deposit account number                    (the “Deposit Account”) and all financial assets credited thereto. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Deposit Account or the financial assets credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to [NAME OF THE DEBTOR].

Very truly yours,

[First Lien Collateral Agent/Second Lien Collateral Agent]

By:
Name:
Title:

cc: [NAME OF THE DEBTOR]

Exhibit D-8

EXHIBIT B

TO DEPOSIT ACCOUNT CONTROL AGREEMENT

[Letterhead of the First Lien Collateral Agent/Second Lien Collateral Agent]

[Date]

[Name and Address of Financial Institution]

Attention:

Re: Termination of Deposit Account Control Agreement

You are hereby notified that the Deposit Account Control Agreement dated as of             , 20     among [NAME OF THE DEBTOR], you, [First Lien Collateral Agent/Second Lien Collateral Agent] and the undersigned (a copy of which is attached) is terminated with respect to the undersigned and you have no further obligations to the undersigned thereunder. [IF THE CONTROL AGREEMENT IS TO REMAIN IN EFFECT WITH RESPECT TO THE FIRST LIEN COLLATERAL AGENT/SECOND LIEN COLLATERAL AGENT, ADD: Note however that the Control Agreement remains in effect with respect to First Lien Collateral Agent/Second Lien Collateral Agent.] [IF THE CONTROL AGREEMENT IS BEING TERMINATED AS TO ALL PARTIES, ADD: Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account nos.                     from the Debtor.] This notice terminates any obligations you may have to the undersigned with respect to such accounts; however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Debtor pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to [NAME OF THE DEBTOR].

Very truly yours,

[First Lien Collateral Agent/Second Lien Collateral Agent]

By:
Name:
Title:

cc: [First Lien Collateral Agent/Second Lien Collateral Agent]

Exhibit D-9